EXHIBIT 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
IROBOT CORPORATION
(Pursuant to the General Corporation Law of the State of Delaware)

iRobot Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),
DOES HEREBY CERTIFY:
1.That the name of this corporation is iRobot Corporation, and that this corporation was originally incorporated pursuant to the DGCL on December 20, 2000.
2.That the board of directors and stockholders of this corporation have duly approved the amendment and restatement of the Amended and Restated Certificate of Incorporation of this corporation in accordance with the provisions of sections 242 and 245 of the DGCL.
3.The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to provide as herein set forth in full.
ARTICLE I
The name of the corporation is iRobot Corporation (hereinafter called the “Corporation”).
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, in the County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended and/or supplemented from time to time (the “DGCL”).
ARTICLE IV
The total number of shares of all classes of stock that the Corporation is authorized to issue is ten thousand (10,000) shares of capital stock, all of which shall be common stock with a par value of one-tenth of one cent ($0.001) per share (the “Common Stock”). Each holder of record of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share held by such holder of record. The Common Stock authorized by this Article IV shall be issued for such consideration as shall be fixed, from time to time, by the board of directors of the Corporation (the “Board”). No stockholder of the Corporation shall have any preemptive rights by virtue of this Certificate of Incorporation. The capital stock of the Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the Corporation, to the fullest extent permitted by applicable law, shall be individually liable for the debts or liabilities of the Corporation.

ARTICLE V
From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the DGCL or other statutes or laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to this reservation.
ARTICLE VI
In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board, by a vote of a majority of the Board, is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation (the “Bylaws”), without any action on the part of the stockholders, but the stockholders by a vote of a majority of the stockholders may make, alter, amend or repeal the Bylaws whether adopted by them or otherwise. The Corporation may in its Bylaws confer powers upon its Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law.
ARTICLE VII
Election of directors need not be by written ballot unless the Bylaws shall so require.
ARTICLE VIII
The Corporation eliminates the personal liability of each member of its Board to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of Title 8 of the DGCL; provided, however, that, to the extent required by applicable law, the foregoing clause shall not eliminate the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. If the DGCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
ARTICLE IX
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Any action to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Common Stock entitled to vote thereon were present and voted, and shall be delivered to the Corporation.
The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE X
(a)The Corporation shall indemnify and hold harmless to the fullest extent permitted under and in accordance with the laws of the State of Delaware, as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (hereinafter a “Proceeding”) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer while serving as a director or officer, against all expenses and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) of this Article X, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board.
(b)The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer, while serving as a director or officer, against all expenses and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974), reasonably incurred or suffered by such person in connection with the defense or settlement of such Proceeding and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board; provided, further, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Chancery Court of the State of Delaware (the “Court of Chancery”) or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)If a claim under paragraph (a) or (b) of this Article X is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such Proceeding (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such Proceeding that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the Proceeding or create a presumption that the claimant has not met the applicable standard of conduct.

(d)Expenses incurred in defending a civil or criminal action, suit or Proceeding shall (in the case of any action, suit or Proceeding against a director of the Corporation) or may, as authorized by the Board, to the fullest extent not prohibited by law (in the case of any action, suit or Proceeding against an officer, trustee, employee or agent), be paid by the Corporation in advance of the final disposition of such action, suit or Proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article X.
(e)The indemnification and other rights set forth in this Article X shall not be exclusive of any provisions with respect thereto in any statute, provision of this Certificate of Incorporation, the Bylaws or any other contract or agreement between the Corporation and any officer or director. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or any person (other than a person who is entitled to indemnification under clauses (a) or (b) of this Article X) who was serving at the request of the Corporation as a director, officer, manager, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
(f)The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
(g)Neither the amendment nor repeal of this Article X (by merger, consolidation or otherwise), nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article X if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.
The rights to indemnification and advancement of expenses conferred upon directors and officers of the Corporation in this Article X shall be contract rights, shall vest when such person becomes a director or officer of the Corporation and shall continue as vested contract rights.
ARTICLE XI
Neither any contract or other transaction between the Corporation and any other corporation, partnership, limited liability company, joint venture, firm, association, or other entity (an “Entity”), nor any other acts of the Corporation with relation to any other Entity will, in the absence of fraud, to the fullest extent permitted by applicable law, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors, officers, partners, or members of, such other Entity (such directors, officers, and Entities, each a “Related Person”). Any Related Person may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that the person is a Related Person is disclosed or is known to the Board or a majority of directors present at any meeting of the Board at which action upon any such contract or transaction is taken. Any director of the Corporation who is also a Related Person may be counted in determining the existence of a quorum at any meeting of the Board during which any such contract or transaction is authorized and may vote thereat to authorize any such contract or transaction, with like force and effect as if such person were not a Related Person. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that such person is also a director or officer of such subsidiary or affiliated corporation.

Any contract, transaction or act of the Corporation or of the directors that is ratified at any annual meeting of the stockholders of the Corporation, at any special meeting of the stockholders of the Corporation called for such purpose, or by written consent or consents of the stockholders pursuant to Article IX, will, insofar as permitted by applicable law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, will not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.
Subject to any express agreement that may from time to time be in effect, (x) any director or officer of the Corporation who is also an officer, director, partner, employee, managing director or other affiliate of Shenzhen PICEA Robotics Co., Ltd. or any of its affiliates (collectively, the “Managers’’) and (y) the Managers and their affiliates, may, and shall have no duty not to, in each case on behalf of the Managers or their affiliates (the persons and entities in clauses (x) and (y), each a “Covered Manager Person”), to the fullest extent permitted by applicable law, (i) carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation, (ii) do business with any client, customer, vendor or lessor of any of the Corporation or its affiliates, and (iii) make investments in any kind of property in which the Corporation may make investments. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation to participate in any business of the Managers or their affiliates, and waives any claim against a Covered Manager Person and shall indemnify a Covered Manager Person against any claim that such Covered Manager Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of such person’s or entity’s participation in any such business.
In the event that a Covered Manager Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Manager Person, in his or her Manager-related capacity, as the case may be, or any Manager, to the fullest extent permitted by applicable law, as the case may be, or its affiliates and (y) the Corporation, the Covered Manager Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Corporation. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation in such corporate opportunity and waives any claim against each Covered Manager Person and shall indemnify a Covered Manager Person against any claim, that such Covered Manager Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Manager Person (i) pursues or acquires any corporate opportunity for its own account or the account of any affiliate, (ii) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (iii) does not communicate information regarding such corporate opportunity to the Corporation, provided, however, in each case, that any corporate opportunity which is expressly offered to a Covered Manager Person in writing, solely in his or her capacity as an officer or director of the Corporation, shall belong to the Corporation.
Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.
This Article XI may not be amended, modified or repealed without the prior written consent of each of the Managers.

In the event of a conflict between this Article XI and any other Article or provision of this Certificate of Incorporation, this Article XI shall prevail under all circumstances.
ARTICLE XII
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.
ARTICLE XIII
The Corporation elects not to be governed by Section 203 of the DGCL.
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(Signature Page Follows)

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on January 23, 2026.

By: /s/ Kevin Lanouette
Kevin Lanouette
Senior Vice President & General Counsel

[Signature Page to the Amended and Restated Certificate of Incorporation (iRobot Corporation)]